Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Callwave, Inc. 1999 Stock Option Plan, 2000 Stock Incentive Plan, 2004 Stock Option Plan and 2004 Employee Stock Purchase Plan of our report dated August 4, 2006, with respect to the consolidated financial statements and schedule of Callwave, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2007.

/s/    Ernst & Young LLP

Los Angeles, California

September 11, 2007